                        FIRST AMENDMENT TO LOAN DOCUMENTS
                        ---------------------------------

         This FIRST AMENDMENT TO LOAN DOCUMENTS ("Amendment") dated as of April 7, 1997 and effective as of April 1, 1997 is made by and among TB WOOD'S INCORPORATED, individually and as Agent under the Borrower Agency Agreement, (the "Borrower Agent"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association as Agent for the Banks under the Credit Agreement referred to herein (the "Agent") and PNC BANK, NATIONAL ASSOCIATION, THE SUMITOMO BANK, LIMITED and NATIONAL CITY BANK OF PENNSYLVANIA as the Banks.

         Reference is made to the Revolving Credit Agreement dated October 10, 1996 by and among TB Wood's Incorporated, a Pennsylvania corporation, Plant Engineering Consultants, Inc., a Tennessee corporation, Grupo Blaju, S.A., de C.V., a Mexican corporation, and TB Wood's Canada, Ltd., an Ontario corporation (such corporations being the "Borrowers"), PNC Bank, National Association, as Agent and the Banks party thereto (the "Agreement") pursuant to which the Banks extended to the Borrowers a $40,000,000 revolving line of credit. The obligations under the Agreement and the Loan Documents are evidenced by the Borrowers' Notes payable to the Banks. (Capitalized terms used herein not otherwise defined shall have the meanings provided for in the Agreement.)

                  The Borrowers wish to cause a manufacturing facility in Tennessee to be acquired, rehabilitated and equipped in connection with which The Industrial Development Board of the City of Chattanooga will issue its Variable Rate Demand Bonds, Series 1997 (TB Wood's Incorporated Project) (the "Bonds"). To support the Bonds, the Borrowers have requested the Agent to issue a letter of credit pursuant to the terms of the Agreement but on terms not otherwise provided in the Agreement. Accordingly, the Borrowers, the Banks and the Agent have agreed that the Agreement be amended as provided herein, effective as of the date hereof, to provide for the issuance of such letter of credit and to secure further the repayment of the Obligations and certain other matters.

         NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Amendment to Agreement.

            (a) Section 1.1 of the Agreement is hereby amended by adding the following definitions:

                Tennessee Bonds shall mean the Industrial Development Board of the City of Chattanooga Variable Rate Demand Bonds, Series 1997 (TB Wood's Incorporated Project) issued as of April 1, 1997 pursuant to a Trust Indenture dated April 1, 1997 and having an aggregate principal amount of $2,550,000 and secured, inter alia, pursuant to a Trust Indenture dated as of April 1, 1997. The maturity date for the Tennessee Bonds is April 1, 2022.

                Tennessee Facility shall mean the manufacturing facility located in Chattanooga, Tennessee and owned by The Industrial Development Board of the City of Chattanooga and to be occupied by the Company pursuant to a Lease Agreement dated as of April 1, 1997, the acquisition, rehabilitation and equipping of which is to be financed pursuant to the Tennessee Bonds.

                Tennessee Letter of Credit shall mean the Letter of Credit issued pursuant to, and subject to the limitations set forth in
            Section 2.9.1.1.

            (b) The Commitments of the Banks are hereby increased to $42,591,917.81 and the definition of "Commitment" is hereby amended by amending and restating Schedule 1.1(B) to read in its entirety as shown on the attached
Schedule 1.1(B).

            (c) Section 2.9.1 of the Agreement is hereby amended by adding a new subsection 2.9.1.1 to read in its entirety as follows:

               2.9.1.1 The Borrowers may request at any time before April 9, 1997 that the Agent issue a Letter of Credit in the form attached hereto as Exhibit A in an amount not to exceed $2,591,917.81 to support the Tennessee Bonds in connection with the Tennessee Facility (the "Tennessee Letter of Credit"). The Tennessee Letter of Credit shall be in all respects be a Letter of Credit but the Letter of Credit Fee for the Tennessee Letter of Credit shall be equal to .875% per annum through June 30, 1997 and, thereafter, shall be equal to the per annum rate equal to .125% below the Applicable Margin. The Tennessee Letter of Credit shall expire on April 15, 2000, subject to renewal in accordance with the Agreement as provided in the form of Tennessee Letter of Credit. The reimbursement obligations under the Tennessee Letter shall be Obligations under the Loan Documents. Notwithstanding anything else in the Agreement to the contrary, the face amount of the Tennessee Letter of Credit shall not be applied to reduce the

               $5,000,000 Letter of Credit sublimit referred to in Section
               2.9.1.

            (d) Section 9.1.3 of the Agreement is hereby amended by adding at the end thereof the phrase: or there shall occur an event of default under the Trust Indenture or Lease Agreement relating to the Tennessee Bonds;

            (e) Section 9.2.1 of the Agreement is hereby amended by adding a new item (iii) at the end of the first sentence to read as follows: and (iii) (A) notify the Trustee and the Paying Agent under the Trust Indenture relating to the Tennessee Bonds of the occurrence of an Event of Default, (B) direct such Trustee to declare an event of default as defined in such Indenture and accelerate the Tennessee Bonds or effect a mandatory purchase of the Tennessee Bonds in lieu thereof, (C) direct such Trustee to direct such Paying Agent to draw on the Tennessee Letter of Credit and (D) direct the Trustee to exercise remedies under such Trust Indenture or such Lease Agreement.

         2. Substitute Notes.

            Contemporaneously herewith, the Borrowers have executed and delivered new Notes reflecting the respective Commitments of the Banks.

         3. Miscellaneous.

            (a) All of the terms, conditions, provisions and covenants in the Notes, the Agreement, the Loan Documents, and all other documents delivered to the Banks and the Agent in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect except as modified by this Amendment.

            (b) The Borrowers agree to pay all of the Agent's expenses incurred in connection with the preparation of this Amendment and the transactions contemplated by this Amendment, including without limitation, the reasonable fees and expenses of the Agent's counsel.

            (c) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            (d) Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Banks and the Agent and their respective successors and assigns.

            (e) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

            (f) Contemporaneously herewith, the Borrowers shall (i) deliver to each of the Banks an amended and restated Note reflecting the increased amount of such Bank's Commitment and (ii) pay to the Agent on behalf of the Banks an amendment fee of $5,000.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:______________________________
Title:___________________________


TB WOOD'S INCORPORATED, individually and as Borrower Agent

By:______________________________
Title:___________________________


TB WOOD'S CORPORATION

By:______________________________
Title:___________________________

NATIONAL CITY BANK OF PENNSYLVANIA

By:______________________________
Title:___________________________


THE SUMITOMO BANK, LIMITED

By:______________________________
Title:___________________________

                                 EXHIBIT 1.1(B)

                            (Effective April 7, 1997)

                              COMMITMENTS OF BANKS



PNC Bank, National Association                                    $21,295,958.90


National City Bank of Pennsylvania                                $13,309.974.32


The Sumitomo Bank, Limited                                        $ 7,985,984.59

                                                                  --------------
                                                          TOTAL   $42,591,917.81

                       SECOND AMENDMENT TO LOAN DOCUMENTS
                       ----------------------------------

         This SECOND AMENDMENT TO LOAN DOCUMENTS ("Amendment") dated January 20, 1998 is made by and among TB WOOD'S INCORPORATED, individually and as Agent under the Borrower Agency Agreement, (the "Borrower Agent"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association as Agent for the Banks under the Credit Agreement referred to herein (the "Agent") and PNC BANK, NATIONAL ASSOCIATION, THE SUMITOMO BANK, LIMITED and NATIONAL CITY BANK OF PENNSYLVANIA as the Banks..

         Reference is made to the Revolving Credit Agreement dated October 10, 1996 by and among TB Wood's Incorporated, a Pennsylvania corporation, Plant Engineering Consultants, Inc., a Tennessee corporation, Grupo Blaju, S.A., de C.V., a Mexican corporation, and TB Wood's Canada, Ltd., an Ontario corporation (such corporations being the "Borrowers"), PNC Bank, National Association, as Agent and the Banks party thereto as amended on April 7, 1997 (as so amended, the "Agreement") pursuant to which the Banks extended to the Borrowers a $40,000,000 revolving line of credit. The obligations under the Agreement and the Loan Documents are evidenced by the Borrowers' Notes payable to the Banks. (Capitalized terms used herein not otherwise defined shall have the meanings provided for in the Agreement.)

                  The Borrowers have requested, and subject to the terms hereof, the Agent and the Banks have agreed, that, in addition to the Dollar Loans contemplated in the Agreement prior to the date hereof, the Bank make Loans and permit Letters of Credit to be issued in currencies other than Dollars. Accordingly, the Borrowers, the Banks and the Agent have agreed that the

Agreement be amended as provided herein to provide for a multicurrency loan subfacility, effective as of the date hereof.

         NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Amendment to Agreement.

            (a) Section 1.1 of the Agreement is hereby amended by amending and restating the following definitions to read in their entirety as follows:

            Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which either a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period and which are denominated either in Dollars or in the same Optional Currency shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

            Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Camp Hill, Pennsylvania; and (i) if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market and (ii) with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the applicable interbank market, (iii) with respect to advances or payments of Loans denominated in an Optional Currency, such day shall also be a day on which all applicable Banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency.

            Euro-Rate shall mean the following:

            (a) with respect to Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for Dollars quoted by the British Bankers' Association as set forth on Dow Jones Market Service (formerly known as Telerate) display page 3750 (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

                         Average of London interbank offered
                         rates on Dow Jones Market Service display
                         page 3750 quoted by British Bankers'
             Euro-Rate = Association or appropriate successor
                         -----------------------------------------
                         1.00 - Euro-Rate Reserve Percentage

            The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

            (b) with respect to Optional Currency Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest per annum determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate of interest per annum for deposits in the relevant Optional Currency quoted by the British Bankers' Association as set forth on Dow Jones Market Service (formerly known as Telerate) at approximately 9:00 a.m., Camp Hill time, two (2) Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period for a period, and in an amount, comparable to such Interest Period and principal amount of such Borrowing Tranche ("LIBO Rate") by
(ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

                                           LIBO Rate
                  Euro-Rate  = --------------------------------
                               1 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.


            Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period: (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System; and
(ii) with respect to any Borrowing Tranche relating to an Optional Currency, to be maintained by a Bank as required for reserve liquidity, special deposit, or a similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a Euro-Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a Euro-Rate applies.

            (b) Section 1.1 of the Agreement is further amended by adding thereto the following new definitions to read in their entirety as follows:

            Computation Date shall have the meaning provided in Section 3.3.1.

            Dollar Equivalent shall mean, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

                  Equivalent Amount shall mean, at any time, as determined by Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"): (i) if the Reference Currency and the Equivalent Currency are the same, the amount of such Reference Currency, or (ii) if the Reference Currency and the Equivalent Currency are not the same, the amount of such Equivalent Currency converted from such Reference Currency at Agent's spot selling rate (based on the market rates then prevailing and available to Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by Agent on the second Business Day immediately preceding the event for which such calculation is made.

            Equivalent Currency shall have the meaning assigned to such term in the definition of Equivalent Amount.

            Optional Currency shall mean deutsche mark (DM) and any other currency actively traded by PNC Bank, National Association approved by Agent and all of the Banks pursuant to Section 3.3.3.


            Optional Currency Loan Processing Fee shall have the meaning provided in Section 10.15.


            Original Currency shall have the meaning assigned to such term in
Section 5.10.1.


            Other Currency shall have the meaning assigned to such term in
Section 5.10.1.

            Overnight Rate shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Agent at which overnight deposits in the such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the applicable offshore interbank market.

            Reference Currency shall have the meaning assigned to such term in the definition of Equivalent Amount.

            (c) Section 1.1 of the Agreement is further amended by adding at the end of the definition of "GAAP" the following sentence:

            All references to GAAP shall refer to accounting principles as are in effect in the United States.

            (d) Section 3 of the Agreement, which has heretofore been "Reserved", is hereby amended and restated to read in its entirety as follows:

         3. MULTI CURRENCY LOAN PROVISIONS

     3.1 Multicurrency Subfacility.

         The Banks and the Agent agree that Loans may be made in Optional Currencies up to an amount not to exceed a Dollar Equivalent amount of $10,000,000, subject to the terms of this Section and this Agreement (including without limitation Section 2). All references herein to currency amounts, including in respect of Commitments, Revolving Facility Usage, calculations under Section 5.4, fees and otherwise, shall be expressed and calculated on a Dollar Equivalent basis, unless otherwise specified.

     3.2 General Provisions.

         3.2.1 Optional Currency Commitments.

         Loans made pursuant to Section 2.1 shall be made either in Dollars or one or more Optional Currencies and each Bank agrees, subject to the terms of this Agreement, to fund in accordance with its Ratable Share and pursuant to
Section 2.6 or Section 2.9 (as the case may be) Loans in Dollars or directly in the applicable Optional Currency. No Loan shall be made if, after given affect to such Loan, the aggregate Dollar Equivalent of all Loans from any Bank exceed such Bank's Commitment minus such Bank's Ratable Share of the Dollar Equivalent amount of Letters of Credit outstanding. Additionally, no loan to which the Base Rate Option applies shall be made in an Optional Currency. The limitation on any Bank's obligation to make Loans in respect to its Commitment shall be calculated based upon the Dollar Equivalent of Loans and Letters of Credit.

         3.2.2 Commitment Fees and Other Payments.

               Notwithstanding other references herein to the Dollar Equivalent amounts, the calculations of all fees, including fees payable to Agent and fees payable under Section 2.3, 2.4 and 10.15, shall be payable in Dollars.

         3.2.3 Loan Requests.

               Notwithstanding the notice requirement of Section 2.5 with respect to Loans, any Loan Request for Loans in an Optional Currency (whether made initially or as a result of the conversion to or renewal of Euro-Rate Option for Loans in an Optional Currency, shall be made one (1) Business Day prior to the date when such Loan Request would otherwise be required under
Section 2.5. Any Loan Request made in respect of Euro-Rate Loans in an Optional Currency shall include all the information required pursuant to Section 2.5 but shall also identify the aggregate amount of the proposed Loans expressed in the currency in which such Loans shall be funded and also as Dollar Equivalents. No Loan Request shall be deemed to be a request for a Euro-Rate Loan in an Optional Currency unless such Loan Request expressly so states and contains the information required hereby and otherwise required by the Agent.

     3.3 Utilization of Commitments in Optional Currencies.

         3.3.1 Periodic Computations of Dollar Equivalent Amounts of Loans and Letters of Credit Outstanding.

               The Agent will determine the Dollar Equivalent amount of (i) proposed Loans or Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) outstanding Loans or Letters of Credit Outstanding denominated in an Optional Currency as of the last Business Day of each month, and (iii) outstanding Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), being a "Computation Date").

         3.3.2 Notices From Banks That Optional Currencies Are Unavailable to Fund New Loans.

               The Banks shall be under no obligation to make the Loans requested by the Borrowers which are denominated in an Optional Currency if any Bank notifies the Agent by 5:00 p.m. (Camp Hill time) four (4) Business Days prior to the Borrowing Date for such Loans that such Bank cannot provide its share of such Loans in such Optional Currency. In the event the Agent timely receives a notice from a Bank pursuant to the preceding sentence, the Agent will notify the Borrowers no later than 12:00 noon (Camp Hill time) three (3) Business Days prior to the Borrowing Date for such Loans that the Optional Currency is not then available for such Loans, and the Agent shall promptly thereafter notify the Banks of the same. If the Borrowers receives a notice described in the preceding sentence, the Borrowers may, by notice to the Agent not later than 5:00 p.m. (Camp Hill time) three (3) Business Days prior to the Borrowing Date for such Loans, withdraw the Loan Request for such Loans. If the Borrowers withdraw such Loan Request, the Agent will promptly notify each Bank of the same and the Banks shall not make such Loans and no payment shall be due under Section 5.6.2 with respect to any such withdrawal. If the Borrowers do not withdraw such Loan Request before such time, (i) the Borrowers shall be deemed to have requested that the Loans referred to in its Loan Request shall be made in Dollars in an amount equal to the Dollar Equivalent amount of such Loans and shall bear interest under the Base Rate Option, and (ii) the Agent shall promptly deliver a notice to each Bank stating: (A) that such Loans shall be made in Dollars and shall bear interest under the Base Rate Option, (B) the aggregate amount of such Loans, and (C) such Bank's Pro Rata Share of such Loans.

         3.3.3 Requests for Additional Optional Currencies.

               The Borrowers may deliver to the Agent a written request that Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Banks in the applicable interbank market. The Agent will promptly notify the Banks of any such request promptly after the Agent receives such request. The Agent and each Bank may grant or accept such request in their sole discretion. The Agent will promptly notify the Borrowers of the acceptance or rejection by the Agent and each of the Banks of the Borrowers' request. The requested currency shall be approved as an Optional Currency hereunder only if the Agent and all of the Banks approve of the Borrowers' request.

     3.4 Letters of Credit.

         3.4.1 Issuance of Letters of Credit.

               Letters of Credit issued pursuant to Section 2.9 may be denominated in either Dollars or Optional Currency. The calculation of the Letters of Credit outstanding, and the Letter of Credit subfacility limit set forth in Section 2.9.1, shall be made in respect of Dollar Equivalent amount. Letter of Credit Fees shall be payable in Dollars.

         3.4.2 Disbursements, Reimbursement.

               Reimbursements made to pursuant Section 2.9 shall be made in Dollars prior to 12:00 noon, Camp Hill time on any Drawing Date in an amount equal to the Dollar Equivalent amount so paid by the Agent. All reimbursements by the Borrowers shall be made in the full Dollar Equivalent amount of any drawing under any Letter of Credit and otherwise in accordance with Section 2.9.

         3.4.3 Banks' Funding of Drawings.

               Each Bank shall make available to the Agent in Dollars its Ratable Share of the Dollar Equivalent amount of any drawing and otherwise in accordance with Section 2.9.3.3. Letter of Credit Borrowings pursuant to Section
2.9.3.4 shall be deemed to be in Dollars in the Dollar Equivalent amount of any such drawing referred to therein.

     3.5 Currency Repayments.

         Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on any Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Loan was made, provided, however, that if it is impossible or illegal for Borrowers to effect payment of a Loan in the Optional Currency in which such Loan was made, or if Borrowers defaults in its obligations to do so, the Required Banks may at their option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of Agent, or (ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Required Banks may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, the Borrowers shall make such payment and the Borrowers agree to hold each Bank harmless from and against any loss incurred by any Bank arising from the cost to such Bank of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the Borrowers' obligations under this Section shall survive termination of this Agreement.

     3.6 Optional Currency Amounts.

         Notwithstanding anything contained herein to the contrary, Agent may, with respect to notices by the Borrowers for Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Borrowing Tranche, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, Agent shall promptly notify the Borrowers and the Banks of such rounded amounts and Borrower's request or notice shall thereby be deemed to reflect such rounded amounts.

     3.7 Lending Offices.

         The provisions of Section 5.6 shall apply not only to any Bank but also to any lending office of any Bank under this Agreement. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 5.6 with respect to such Bank, it will, if requested by Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event, provided, that such designation is made on terms that, in the sole judgment of such Bank, cause such Bank and its respective lending offices to suffer no material economic, legal or regulatory disadvantage.

     3.8 Interest Rate Matters in Respect of Multicurrency Loans.

         Interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency. No Loan to which a Base Rate applies made be made in an Optional Currency. Notwithstanding the calculation of interest rates based upon a 360-day year pursuant to Section 4.1.1(ii), if Loans made in an Optional Currency for which a 365-day basis is the only market practice available to the Agent for calculation, such rates shall be calculated on the basis of a year of 365 or 366 days, as the case may be and for the actually number of days elapsed. Rate quotations pursuant to
Section 4.2 may include projections of interest rates and applicable currency exchange rates then in effect but such projection shall not bind the Agent or the Banks nor affect the rate of interest or the calculation of Equivalent Amounts.

     3.9 Multicurrency Borrowing Amounts.

                  The Dollar Equivalent amount of each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $100,000 and shall not be less than $500,000. The Borrowers may not have any more than three (3) Borrowing Tranches outstanding in any one time in respect of all Optional Currencies.

                               [end of Section 3]

         (e) Section 4.1 is hereby amended by amending and restating the proviso therein to read in its entirety as follows:

provided that there shall not be at any one time outstanding more than four (4) Borrowing Tranches in the aggregate among all of the Loans accruing interest at a Euro-Rate Option and three (3) Borrowing Tranches in the aggregate among all of the Loans made in an Optional Currency (as described in Section 3.9 hereof).

         (f) Section 4.4.1 of the Agreement is hereby amended by substituting a comma (,) for the period (.) at the end of subsection (ii) thereof, deleting the phrase "the Agent shall have the rights specified in Section 4.4.3" and adding a new subsection (iii) to read in its entirety as follows:

             (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Loan to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, in the London interbank market, then the Agent shall have the rights specified in Section 4.4.3.

         (g) Section 4.4.3 of the Agreement is hereby amended by substituting for the penultimate sentence thereof the following sentence to read in its entirety is as follows:

If any Bank notifies the Agent of a determination under Section 4.4.2, the Borrowers shall, subject to the Borrowers' indemnification Obligations under
Section 5.6.2 as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 5.4.

         (h) Section 4.5 of the Agreement is amended by adding at the end thereof a new sentence to read in its entirety as follows:

At any time, if the Borrower fails to select a new Optional Currency to apply to any Loan, the Borrowers shall be deemed to have renewed such Loan into a new Optional Currency Loan commencing on the last day of an existing Interest Period (and subject in all events to the Borrowers' indemnity obligations under this Agreement).

         (i) Section 5.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

     5.1 Payments.


         All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, Optional Currency Loan Processing Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m., Camp Hill time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in Dollars except that payments of principal or interest shall be made in the currency in which such Loan was made, and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Camp Hill time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this

Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an "account stated."


         (j) Section 5.2 of the Agreement is amended by inserting in the parenthetical phrase, after "except for the Agent's Fee," the phrase "and the Optional Currency Loan Processing Fee".

         (k) Section 5.3 of the Agreement is hereby amended by adding a sentence at the end thereof to read in its entirety as follows: Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable in the currency in which such Loan was made.

         (l) Section 5.4.1 is hereby amended by adding at the end thereof a new paragraph to read in its entirety as follows: Payments made hereunder shall be made in the currency in which the Loan was made. Prepayments made to Euro-Rate Loans shall be applied first to Dollar Loans and then to Optional Currency Loans.

         (m) Section 5.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

     5.5 Currency Fluctuations.

         If on any Computation Date the Revolving Facility Usage is equal to or greater than the Commitments as a result of a change in exchange rates between one or more Optional Currencies and Dollars, then the Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay Loans (as selected by the Borrowers and subject to Borrowers' indemnity obligations under this Agreement and) within one (1) Business Day after receiving such notice so that the Revolving Facility Usage shall not exceed the Commitments after giving effect to such payments or prepayments.

         (n) Section 5.6.2 is hereby amended by adding at the end thereof a new sentence to read in its entirety a follows:

The indemnity obligation of the Borrowers pursuant to this Section 5.6.2 shall apply additionally to the costs associated with terminating foreign currency hedge, purchase or exchange agreements entered into by the Agent or any Bank in connection with any Optional Currency Loan.

         (o) The Agreement is hereby amended by adding new Sections 5.8, 5.9 and
5.10 to read in their entirety as follows:

     5.8 Interbank Market Presumption.

         For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Rate, any Loan under the Euro-Rate Option or any Optional Currency, each Bank and the Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the applicable interbank market regardless whether it did so or not; and, each Bank's and the Agent's determination of amounts payable under, and actions required or authorized by, Sections 4.4 and 5.6 and shall be calculated, at each Bank's and the Agent's option, as though each Bank and Agent funded its each Borrowing Tranche of Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, whether in fact that is the case.

     5.9 Taxes.

         5.9.1 No Deductions.

               All payments made by the Borrowers hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes applicable to any Bank of the United States or any foreign country or any political subdivision thereof, in which the principal office or applicable lending office of such Bank is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Bank receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

         5.9.2 Stamp Taxes.

               In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

         5.9.3 Indemnification for Taxes Paid by a Bank.

               The Borrowers shall indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section ) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor.

         5.9.4 Certificate.

               Within 30 days after the date of any payment of any Taxes by the Borrowers, the Borrowers shall furnish to each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by a Borrower, such Borrower shall, if so requested by a Bank, provide a certificate of an officer of such Borrowers to that effect.

         5.9.5 Survival.

               Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrower contained in Sections through shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

     5.10 Judgment Currency.

         5.10.1 Currency Conversion Procedures for Judgments.


                If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Bank could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

         5.10.2 Indemnity in Certain Events.

                The obligation of the Borrowers in respect of any sum due from the Borrowers to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.

         (p) Section 10.15 of the Agreement is hereby amended by adding at the end of the following sentence:

The Borrowers shall also pay to the Agent for its own account quarterly in arrears on the first Business Day of each January, April, July and October a nonrefundable fee equal to $1,000 per Bank per year (the "Optional Currency Loan Processing Fee") in connection with processing Loans denominated in any Optional Currency.

         (q) Section 10.16 of the Agreement is hereby amended and restated to read in its entirety as follows:

   10.16 Availability of Funds.

         The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent in the applicable currency unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrowers (whether using its own funds pursuant to this Section 10.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount in the applicable currency. If such corresponding amount is not in fact made available to the Agent by such Bank in the applicable currency, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of such Loan.


         (r) Section 10.17 of the Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:

Notwithstanding the foregoing, any compensation calculated pursuant to this
Section 10.17 in respect of Loans made in an Optional Currency shall be calculated at the Overnight Rate.

         (s) Section 11.1.4 of the Agreement is hereby amended by adding to the phrase referring to Section 5.2 the following phrase to read in its entirety as follows:

Section 3.3.3 [Request for Additional Optional Currencies], Section 5.5 [Currency Fluctutation],


         (t) Section 11.17 is hereby amended by adding at the end thereof a new sentence to read in its entirety as follows:

The Borrowers shall not be required to indemnify or to pay any additional amounts to any Bank with respect to any Taxes pursuant to Section 5.9.1 to the extent that any obligation to withhold, deduct or pay amounts with respect to such tax existed on the date such Bank became a party to this Agreement or as a result of any such Bank's failure to provide the documents required by this
Section 11.17 and, in such case, the Borrowers may deduct and withhold such tax from payment made in respect of such Bank.


2. Miscellaneous.

         (a) All of the terms, conditions, provisions and covenants in the Notes, the Agreement, the Loan Documents, and all other documents delivered to the Banks and the Agent in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect except as modified by this Amendment.

         (b) The Borrowers agree to pay all of the Agent's expenses incurred in connection with the preparation of this Amendment and the transactions contemplated by this Amendment, including without limitation, the reasonable fees and expenses of the Agent's counsel.

         (c) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         (d) Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Banks and the Agent and their respective successors and assigns.

         (e) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

         (f) Contemporaneously herewith, the Borrowers shall pay to the Agent on behalf of the Banks according to their respective Ratable Shares an amendment fee of $3,000.

         (g) The execution and delivery of this waiver shall not be construed to establish a course of conduct or imply that any other, future or further waivers, consents or forbearance shall be considered, provided or agreed to.

         (h) The Borrowers represent and warrant that there exists no Event of Default or Potential Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:___________________________
Title:________________________

NATIONAL CITY BANK OF PENNSYLVANIA

By:___________________________
Title:________________________

THE SUMITOMO BANK, LIMITED

By:___________________________
Title:________________________

TB WOOD'S INCORPORATED, individually and as Borrower Agent

By:___________________________
Title:________________________

Accepted and Agreed:

TB WOOD'S CORPORATION, as Guarantor

By:___________________________
Title:________________________

                        THIRD AMENDMENT TO LOAN DOCUMENTS
                        ---------------------------------

         This THIRD AMENDMENT TO LOAN DOCUMENTS ("Amendment") dated April 24, 1998 is made by and among TB WOOD'S INCORPORATED, individually and as Agent under the Borrower Agency Agreement (the "Borrower Agent"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association as Agent for the Banks under the Credit Agreement referred to herein (the "Agent") and PNC BANK, NATIONAL ASSOCIATION, THE SUMITOMO BANK, LIMITED and NATIONAL CITY BANK OF PENNSYLVANIA as the Banks..

         Reference is made to the Revolving Credit Agreement dated October 10, 1996 by and among TB Wood's Incorporated, a Pennsylvania corporation, Plant Engineering Consultants, Inc., a Texas corporation, Group Blaju, S.A., de C.V., a Mexican corporation, and TB Wood's Canada, Ltd., an Ontario corporation (such corporations being the "Borrowers"), PNC Bank, National Association, as Agent and the Banks party thereto as amended on April 7, 1997 and January 20, 1998 (as so amended, the "Agreement") pursuant to which the Banks extended to the Borrowers a $40,000,000 revolving line of credit. The obligations under the Agreement and the Loan Documents are evidenced by the Borrowers' Notes payable to the Banks. (Capitalized terms used herein not otherwise defined shall have the meanings provided for in the Agreement.)

         The Borrowers wish to cause a parcel of land in Texas to be acquired, and a factory to be built thereon, in connection with which the San Marcos Texas Industrial Development Corporation will issue certain variable rate demand bonds (the "Bonds"). To support the Bonds, the Borrowers have requested the Agent to issue a letter of credit pursuant to the terms of the Agreement. Accordingly, the Borrowers, the Banks and the Agent have agreed that the Agreement be amended as provided herein, effective as of the date hereof, to provide for the issuance of such letter of credit and to secure further the repayment of the Obligations and certain other matters.

         In addition, the Borrowers have requested, and subject to the terms hereof, the Agent and the Banks have agreed, that, the Commitments be increased, the pricing for the Loans and the Letter of Credit be adjusted and certain provisions be modified or amended.

         Accordingly, the Borrowers, the Banks and the Agent have agreed that the Agreement be amended as provided herein to provide therefor, effective as of the date hereof.

         NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Increase of Commitment.

            The Commitments of the Banks are hereby increased to $47,500,000 and the definition of "Commitment" is hereby amended by amending and restating
Schedule 1.1(B) to read in its entirety as shown on the attached Schedule 1.1(B). Effective as of the date hereof, the Banks are as set forth on such
Schedule 1.1(B).

         2. Amendment to Agreement.

            (a) Section 1.1 of the Agreement is hereby amended by amending and restating the following definitions to read in their entirety as follows:

            Direct Pay Letter of Credit shall mean each Letter of Credit (including without limitation the Tennessee Letters of Credit and the Texas

Letters of Credit) providing for payment under specified circumstances directly to the beneficiary thereof and issued to support the Borrowers' financings through any one or more development authorities or public agencies.

            Required Share shall have the meaning assigned to such term in
Section 2.11.8.

            Swing Loan Commitment shall mean PNC Bank's commitment to make Swing Loans to the Borrowers pursuant to Section 2.11.1 in an aggregate principal amount up to $1,500,000.


            Swing Loan Note shall mean the Swing Loan Note of the Borrowers evidencing the Swing Loans executed and delivered to the order of PNC Bank on April 24, 1998 together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

            Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.11.2.

            Swing Loans shall have the meaning assigned to such term in Section 2.11.

            Texas Bonds shall mean the San Marcos Industrial Development Corporation Variable Rate Demand Bonds, Series 1998 (TB Wood's Incorporated Project) to be issued on or about September 1, 1998 and having an aggregate principal amount of approximately $3,000,000 and secured, inter alia, pursuant to a trust indenture to be reasonably acceptable to the Agent. The Texas Bonds will be scheduled to mature twenty-five (25) years after their date of issuance.

            Texas Facility shall mean the manufacturing facility located in San Marcos, Texas and owned by San Marcos Industrial Development Corporation and to be occupied by the Company pursuant to a lease agreement to be reasonably acceptable to the Agent and the Banks to be dated contemporaneously with the issuance of the Texas Bonds. The acquisition, rehabilitation and equipping of the Texas Facility is to be financed pursuant to the Texas Bonds.

            Texas Letter of Credit shall shave the meaning assigned to such term in Section 2.9.1.2.

            (b) Section 1.1 of the Agreement is further amended as follows:

                (i) The definition of "Commitment" is hereby amended by adding at the end thereof the following sentence:

                      Commitment shall also include as to the
                      Agent, its Swing Loan Commitment, and
                      Commitments shall mean the aggregate of the Revolving Credit Commitments of all of the Banks and Swing Loan Commitment of PNC Bank.

                (ii) The definition of "Loans" is hereby amended by adding at the end thereof the following sentence:

                      Loans shall also include Swing Loans or any Swing
                      Loan.

                (iii) The definition of "Notes" is hereby amended by adding at the end thereof the following sentence:

                      Notes shall also include the Swing Note.

                (iv) The definition of "Ratable Share" is hereby amended by adding at the end thereof the following sentence:

                      Ratable Share shall be calculated with reference to the Swing Loan Commitment, without duplication.

                (v) The definition of "Required Banks" is hereby amended by adding at the end thereof the following sentence:

                      Required Banks shall be calculated with reference to the Swing Loan Commitment or the Swing Loans, without duplication.

            (c) Section 2.3 [Commitment Fees] is hereby amended by adding at the end thereof the following sentence:

                      For purposes of this computation, PNC Bank's
                      Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment.

            (d) Section 2.9 of the Agreement is hereby amended by

                (i) adding in third sentence of Section 2.9.1 after the phrase "Standby Letter of Credit or a Commercial Letter of Credit", the phrase "or a Direct Pay Letter of Credit";

                (ii) substituting for the dollar limit set forth in item (i) thereof a new dollar limit equal to $12,500,000, item (ii) to remain unchanged and by adding at the end thereof the following proviso:

                      and further providing that of Credit
                      Outstandings in respect of Direct Pay Letters of Credit shall exceed $7,500,000 and Letter of Credit Outstandings in respect of Standby Letters of Credit and Commercial Letters of Credit together shall never exceed $5,000,000;

                (iii) by adding a new subsection 2.9.1.2 to read in its entirety as follows:

                      2.9.1.2 The Borrowers may request during 1998 (but only contemporaneously with the issuance of the Texas Bonds) that the Agent issue a Direct Pay Letter of Credit in an amount approximately equal to $3,060,000 to support the Texas Bonds in connection with the Texas Facility (the "Texas Letter of Credit"). The Texas Letter of Credit shall expire three (3) years after its issuance date, subject to renewal in accordance with the Agreement as provided in the form of Texas Letter of Credit. The reimbursement obligations under the Texas Letter shall be Obligations under the Loan Documents.

; and

                (iv)  by deleting both the second and the final sentences from
Section 2.9.1.1.

            (e) Section 2 of the Agreement is hereby amended by adding a new Section 2.11 to read in its entirety as follows:

                2.11.1 Swing Loan Commitment.

                       Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Swing Loan Commitment"), provided that the aggregate principal amount of PNC Bank's Swing Loans and the Revolving Credit Loans of all the Banks at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.11.

                2.11.2 Swing Loan Requests.

                       Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request PNC Bank to make Swing Loans by delivery to PNC Bank not later than 12:00 noon Pittsburgh time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.11.2 hereto or a request by telephone immediately confirmed in writing by letter or facsimile (each, a "Swing Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

                2.11.3 Making Swing Loans.

                       So long as PNC Bank elects to make Swing Loans, PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.10.2, fund such Swing Loan to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 3:00 o'clock p.m. Pittsburgh time on the Borrowing Date.

                2.11.4 Swing Loan Note.

                       The obligation of the Borrowers to repay the unpaid principal amount of the Swing Loans made to it by PNC Bank on demand together with interest thereon shall be evidenced by the Swing Loan Note.

                2.11.5 Borrowing to Repay Swing Loans.

                       PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans.

                2.11.6 Swing Line Interest Rate.

                       Principal amounts outstanding as Swing Loans shall bear interest at PNC Bank "prime rate" (which rate may not be the lowest rate then charged commercial borrowers by PNC Bank) minus one half percent (.5%) per annum.

                2.11.7 Payments on Swing Loans.

                       Payments in respect of the Swing Loan shall be made to the Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans.

         (f) Section 4.1.1(ii) of the Agreement is hereby amended by substituting for the pricing grid set forth therein the grid set forth below:


                     (a) if the Borrowers' Leverage Ratio is less than or equal to 1.0 to 1.0, then the Applicable Margin shall be .625; and

                     (b) if the Borrowers' Leverage Ratio is greater than 1.0 to
             1.0 but less than or equal to 1.5 to 1.0, then the Applicable Margin shall be .875; and

                     (c) if the Borrowers' Leverage Ratio is greater than 1.5 to
             1.0 but less than or equal to 2.0 to 1.0, then the Applicable Margin shall be 1.125; and

                     (d) if the Borrowers' Leverage Ratio is greater than 2.0 to
             1.0 but less than or equal to 2.5 to 1.0, then the Applicable Margin shall be 1.25; and

                     (e) if the Borrowers' Leverage Ratio is greater than 2.5 to
             1.0, then the Applicable Margin shall be 1.375.

             For the purposes of calculation of the Letter of Credit Fee pursuant to Section 2.9.2, "Applicable Margin" shall mean (x) the rate per annum described in and calculated pursuant to the grid set forth above minus (y) one-eighth percent (.125%).

            (g) Section 5.2 [Pro Rata Treatment of Banks] is hereby amended to add a sentence at the end to read as follows:

                Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.11.7.

            (h) Section 5.4.1 [Right to Prepay] is hereby amended by adding a sentence at the end to read as follows:

                Prepayment notices with respect to Swing Lines shall be provided no later than 12:00 noon, Pittsburgh time, on the date of prepayment of Swing Loans setting forth the following information:

                (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

                (y) a statement indicating the application of the prepayment between the Swing Loans.

                The Equivalent Amount of the payment shall not be less than $100,000 for any Swing Loan.

            (i) Section 8.2.17 [Minimum Tangible Net Worth] of the Agreement is hereby amended and restated to read in its entirety as follows:

                The Borrowers shall not at any time permit Consolidated Tangible Net Worth to be less than $7,000,000.

            (j) Section 8.2 of the Agreement is hereby amended by adding a new
Section 8.2.21 to read in its entirety as follows:

                8.2.21 Minimum Net Worth.

                The Loan Parties shall not permit at any time within any fiscal year the Borrowers' consolidated net worth, determined and consolidated in accordance with GAAP, to be less than the sum of
                (x) $21,000,000 and (y) fifty percent (50%) of consolidated net income of the Borrowers for each fiscal quarter in which such number is greater than zero ($0) during the period from January 1, 1998 through the date of determination (tested at June 30, 1998 and quarterly thereafter).

            (k) Section 9.1.3 of the Agreement is hereby amended by adding at the end thereof the phrase:

                or there shall occur an event of default under the [Trust Indenture] or [Lease Agreement] relating to the Texas Bonds;

            (l) Section 9.2.1 of the Agreement is hereby amended by adding a new item (iv) at the end of the first sentence to read as follows:

                and (iv) with respect to the Texas Bonds (A) notify the trustee and the paying agent under the trust indenture relating to the Texas Bonds of the occurrence of an Event of Default, (B) direct such trustee to declare an event of default as defined in such indenture and accelerate the Texas Bonds or effect a mandatory purchase of the Texas Bonds in lieu thereof, (C) direct such trustee to direct such paying agent to draw on the Texas Letter of Credit and (D) direct the trustee to exercise remedies under such trust indenture or such lease agreement.

            (m) All references in any Loan Document or otherwise to "Group Blaju, S.A., de C.V." or "Grupo Blaju, S.A., de C.V.," or similar, shall hereafter refer to "TB Wood's Mexico, S.A., de C.V., Mexico City, Mexico."

         3. Substitute Notes.

            Contemporaneously herewith, the Borrowers have executed and delivered new Notes reflecting the respective Commitments of the Banks.

         4. Miscellaneous.

            (a) All of the terms, conditions, provisions and covenants in the Notes, the Agreement, the Loan Documents, and all other documents delivered to the Banks and the Agent in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect except as modified by this Amendment.

            (b) The Borrowers agree to pay all of the Agent's expenses incurred in connection with the preparation of this Amendment and the transactions contemplated by this Amendment, including without limitation, the reasonable fees and expenses of the Agent's counsel.

            (c) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            (d) Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Banks and the Agent and their respective successors and assigns.

            (e) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

            (f) Contemporaneously herewith, the Borrowers shall pay to the Agent on behalf of the Banks according to their respective Ratable Shares an amendment fee of $10,000.

            (g) The execution and delivery of this waiver shall not be construed to establish a course of conduct or imply that any other, future or further waivers, consents or forbearance shall be considered, provided or agreed to. (h) The Borrowers represent and warrant that there exists no Event of Default or Potential Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:___________________________
Title:________________________


NATIONAL CITY BANK OF PENNSYLVANIA

By:___________________________
Title:________________________


THE SUMITOMO BANK, LIMITED

By:___________________________
Title:________________________

                        and

By:___________________________
Title:________________________

                             [Signatures Continued]

TB WOOD'S INCORPORATED, individually and as Borrower Agent

By:___________________________
Title:________________________


Accepted and Agreed:

TB WOOD'S CORPORATION, as Guarantor

By:___________________________
Title:________________________

                                 EXHIBIT 1.1(B)

                           (Effective April 24, 1998)

                              COMMITMENTS OF BANKS



PNC Bank, National Association                                    $23,750,000.00


National City Bank of Pennsylvania                                $15,764,015.41


The Sumitomo Bank, Limited                                        $ 7,985,984.59

                                                                  --------------
                                                           TOTAL  $47,500,000.00

                       FOURTH AMENDMENT TO LOAN DOCUMENTS

         This FOURTH AMENDMENT TO LOAN DOCUMENTS ("Amendment") dated July 21, 1999 is made by and among TB WOOD'S INCORPORATED, individually and as Agent under the Borrower Agency Agreement (the "Borrower Agent") and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Agent for the Banks under the Credit Agreement referred to herein (the "Agent") and PNC BANK, NATIONAL ASSOCIATION, SUMMIT BANK, FIRST NATIONAL BANK OF MARYLAND and NATIONAL CITY BANK OF PENNSYLVANIA as the Banks.

         Reference is made to the Revolving Credit Agreement dated October 10, 1996, by and among TB Wood's Incorporated, a Pennsylvania corporation, Plant Engineering Consultants, Inc., a Texas corporation, TB Wood's Mexico, S.A. de C.V., Mexico City, Mexico, a Mexican corporation (f/k/a Group Blaju, S.A., de C.V.) and TB Wood's Canada, Ltd., an Ontario corporation (such corporations being the "Borrowers"), PNC Bank, National Association, as Agent and the Banks party thereto as amended on April 7, 1997, January 20, 1998 and April 24, 1998 (as so amended, the "Agreement") pursuant to which the Banks extended to the Borrowers a $40,000,000 revolving line of credit, which amount has heretofore been increased to $47,500,000 pursuant to amendment. The obligations under the Agreement and the Loan Documents are evidenced by the Borrowers' Notes payable to the Banks. (Capitalized terms used herein not otherwise defined shall have the meanings provided for in the Agreement.)

         The Borrowers wish to extend the term of the Commitments to October 10, 2003, provide for the substitution of First Union National Bank ("First Union") for Allfirst Bank (f/k/a First National Bank of Maryland) ("FNBM"), increase the aggregate Commitments to $52,500,000, establish the "Euro" as an acceptable "Optional Currency," permit both Berges electronic GmbH and Berges electronic, S.r.1, each to incur up to $1,000,000 in additional, overseas, secured Indebtedness (for a total of up to $2,000,000 in additional, overseas, secured Indebtedness, in the aggregate) and make certain other amendments as provided herein.

         Accordingly, the Borrowers, the Banks and the Agent have agreed that the Agreement be amended as provided herein to provide therefor.

         NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Amendment to Agreement.

            (a) Section 1.1 of the Agreement is hereby amended by amending and restating the following definitions to read in their entirety as follows:

                (i) Expiration Date shall mean, with respect to the Commitments, October 10, 2003.

                (ii) Euro shall have the meaning assigned to such term in
Section 3.10.

            (b) Section 3 of the Agreement is hereby amended by adding a new
Section 3.10 to read in its entirety as follows:

                3.10 European Monetary Union.

                     (a) If, as a result of the implementation of the European
                monetary union, (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common current (the "Euro") or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Agent shall so request in a notice delivered to the Borrower, then any amount payable hereunder by any part hereto in such Currency shall instead by payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that Currency.

                     (b) The Borrower agrees, at the request of any Bank to
                compensate such Bank for any loss, cost, expense or reduction in return that such Bank shall reasonably determine shall be incurred or sustained by such Bank as a result of the implementation of European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Bank setting forth such Bank's determination of the amount or amounts necessary to compensate such Bank shall be delivered to the Borrower and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrower shall pay such Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

                     (c) The Borrower, the Guarantor, the Agent and the Banks
                agree, at the time of or at any time following the implementation of European monetary union, to use reasonable efforts to enter into an agreement amending this Agreement in order to reflect the implementation of such monetary union, to permit (if feasible) the Euro to quality as an Optional Currency under the terms and conditions of the definition of such term and to place the parties hereto in the position with respect to the settlement of payments of the Euro as they would have been with respect to the settlement of the currencies it replaced.

            (c) Section 4.1.1(ii) is hereby amended, effective as of March 30, 1999, by adding a new unnumbered paragraph at the end thereof to read in its entirety as follows:

                For purposes only of calculating the Applicable Margin in the
                Section 4.1.1(ii) and not for purposes of determining the Letter of Credit Fee under Section 2.9.2 or the Commitment Fee under
                Section 2.3 for periods after September 30, 1998, the Leverage Ratio shall be calculated by subtracting from Total Debt an amount equal to the Bond Escrow Amount. For purposes of this provision, "Bond Escrow Amount" shall mean the dollar amount held by or deposited with financial institutions for the purposes of guaranteeing, assuring or securing any Loan Party's obligations to pay money in respect of municipal bond or other bonds issued by or for governmental or quasi-governmental Persons as described in writing to the Agent and the Banks from time to time.

            (d) Section 8.2.1 [Indebtedness] of the Credit Agreement is hereby amended by substituting for the period (.) at the end of clause (vii) the phrase "; and" and adding a new clause (viii) to read in its entirety as follows:

                Indebtedness not exceeding US $2,000,000 in the aggregate, up to US $1,000,000 for each of Berges electronic GmbH and Berges electronic, S.r.1, each of which is a Subsidiary of T.B. Wood's Incorporated doing business in Europe and which is a Loan Party.

            (e) Section 8.2.2 [Liens] of the Credit Agreement is hereby amended by adding in clause (x) after the phrase "except Permitted Liens" the phrase "and Liens only on accounts receivable and inventory securing Indebtedness not exceeding US $2,000,000 in the aggregate, up to US $1,000,000 for each of the Subsidiaries of T.B. Wood's Incorporated doing business in Europe and which is a Loan Party, as described in Section 8.2.1 of this Credit Agreement".

            (f) The "Loan Parties" shall now include Berges electronic GmbH and Berges electronic, S.r.1.

         2. Increase of Commitment.

                  The Commitments of the Banks are hereby increased to $52,500,000 and the definition of "Commitment" is hereby amended by amending and restating Schedule 1.1(B) to read in its entirety as shown on the attached
Schedule 1.1(B). Effective as of the date hereof, and after giving effect to the deletion of one "Bank" and the addition of a new "Bank" as described in Section 3 hereof, the Banks, and their respective Commitments, are as set forth on such
Schedule 1.1(B). 3. Assignment.

      Contemporaneously herewith, FNBM has assigned all of FNBM's
$5,000,000 Commitment to the Agent pursuant to an Assignment and Assumptions Agreement and the Agent has, in turn, assigned a $6,500,000 Commitment to First Union pursuant to an Assignment and Assumption Agreement, all dated the date hereof.

         4. Miscellaneous.

            (a) All of the terms, conditions, provisions and covenants in the Notes, the Agreement, the Loan Documents, and all other documents delivered to the Banks and the Agent in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect except as modified by this Amendment.

            (b) The Borrowers agree to pay all of the Agent's expenses incurred in connection with the preparation of this Amendment and the transactions contemplated by this Amendment, including without limitation, the reasonable fees and expenses of the Agent's counsel.

            (c) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            (d) Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Banks and the Agent and their respective successors and assigns.

            (e) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

            (f) The execution and delivery of this waiver shall not be construed to establish a course of conduct or imply that any other, future or further waivers, consents or forbearance shall be considered, provided or agreed to.

            (g) The Borrowers represent and warrant that there exists no Event of Default or Potential Default.

         5. Substitute Notes.

            Contemporaneously herewith, the Borrowers have executed and delivered new Notes reflecting the respective Commitments of the Banks. 6.

         6. Joinder of Subsidiaries.

            Contemporaneously herewith, the following Persons have executed a Joinder pursuant to which they become Borrowers and Loan Parties: Berges electronic GmbH and Berges electronic, S.r.l.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:_____________________________
Title:

ALLFIRST BANK (f/k/a FIRST NATIONAL BANK OF MARYLAND)

By:_____________________________
Title:__________________________

NATIONAL CITY BANK OF PENNSYLVANIA

By:_____________________________
Title:__________________________

SUMMIT BANK

By:_____________________________
Title:__________________________

TB WOOD'S INCORPORATED, individually and as Borrower Agent

By:_____________________________
Title:__________________________


Accepted and Agreed:

TB WOOD'S CORPORATION, as Guarantor

By:_____________________________
Title:__________________________

                  and

FIRST UNION NATIONAL BANK

By:_____________________________
Title: _________________________

                                 EXHIBIT 1.1(B)

                            (Effective July 21, 1999)

                              COMMITMENTS OF BANKS



PNC Bank, National Association                                       $20,000,000

National City Bank of Pennsylvania                                   $16,000,000

Summit Bank                                                          $10,000,000

First Union National Bank                                            $ 6,500,000
                                                                     -----------

                                                              TOTAL  $52,500,000

                        FIFTH AMENDMENT TO LOAN DOCUMENTS



         This FIFTH AMENDMENT TO LOAN DOCUMENTS ("Amendment") dated November 8, 1999 is made by and among TB WOOD'S INCORPORATED, individually and as Agent under the Borrower Agency Agreement (the "Borrower Agent") and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Agent for the Banks under the Credit Agreement referred to herein (the "Agent") and PNC BANK, NATIONAL ASSOCIATION, SUMMIT BANK, FIRST UNION NATIONAL BANK and NATIONAL CITY BANK OF PENNSYLVANIA as the Banks.

         Reference is made to the Revolving Credit Agreement dated October 10, 1996, by and among TB Wood's Incorporated, a Pennsylvania corporation, Plant Engineering Consultants, Inc., a Texas corporation, TB Wood's Mexico, S.A. de C.V., Mexico City, Mexico, a Mexican corporation (f/k/a Group Blaju, S.A., de C.V.) and TB Wood's Canada, Ltd., an Ontario corporation (such corporations being the "Borrowers"), PNC Bank, National Association, as Agent and the Banks party thereto as amended on April 7, 1997, January 20, 1998, April 24, 1998 and July 21, 1999 (as so amended, the "Agreement") pursuant to which the Banks extended to the Borrowers a $40,000,000 revolving line of credit, which amount has heretofore been increased to $52,500,000 pursuant to amendment. The obligations under the Agreement and the Loan Documents are evidenced by the Borrowers' Notes payable to the Banks. (Capitalized terms used herein not otherwise defined shall have the meanings provided for in the Agreement.)

         The Borrowers wish to obtain the consent of the Agent and the Banks to the repurchase with cash by the Company on the open market shares of its Common Stock pursuant to the transaction described in the report of the Company on
Schedule 13e-4 to be filed with the Securities and Exchange Commission on November 12, 1999 as a result of which the repurchased shares shall be designated treasury shares of the Company (the "Stock Repurchase") and to modify two financial covenants in connection therewith.

         Accordingly, the Borrowers, the Banks and the Agent have agreed that the Agreement be amended as provided herein to provide therefor.

         NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Consent.
   --------

         The Agent and the Banks hereby consent to the Stock Repurchase provided that (i) the Company spends no more than $5,000,000 to effect such purchase, excluding costs, fees and commission in connection therewith, (ii) it is completed by December 31, 1999; and (iii) the Company provides to the Agent and the Bank promptly after the effective thereof the details of the number of shares purchased, the total amount spent therefor and a summary of the stock ownership of the Company's management.

2. Amendment to Agreement.
   -----------------------

         (a) Section 8.2.17 [Minimum Tangible Net Worth] of the Agreement is hereby amended and restated to read in its entirety as follows:

                  The Borrowers shall not at any time permit Consolidated Tangible Net Worth to be less than $7,000,000 plus an amount equal to (x) 50% of consolidated net income of the Borrowers for each fiscal quarter in which net income was earned (as opposed to a net loss) during the quarterly reporting periods from October 1, 1999 through the date of determination.

         (b) Section 8.2.21 [Minimum Net Worth] of the Agreement is hereby amended and restated to read in its entirety as follows:

                  8.2.21 Minimum Net Worth.

                  The Loan Parties shall not permit at any time within any fiscal year the Borrowers' consolidated net worth, determined and consolidated in accordance with GAAP, to be less than the
                  (x) 26,924,000 minus (y) the "Repurchase Adjustment" plus (z) fifty percent (50%) of consolidated net income of the Borrowers for each fiscal quarter in which such number is greater than zero ($0) during the quarterly reporting periods after April 1, 2000 through the date of determination (tested quarterly). As used herein, "Repurchase Adjustment" shall mean the Dollar amount not exceeding $2,500,000 equal to one-half (1/2) of the amount spend by the Company to repurchase on the open market shares of its publicly held Common Stock pursuant to the consent of the Agent and the Banks dated November 8, 1999.

3. Fees and Expenses.
   ------------------

         On the date hereof, the Borrowers shall pay to the Agent on behalf of the Banks according to their relative Commitments a non-refundable amendment fee of $40,000 in consideration of the Agent and the Banks entering into this Amendment. Such fee are not payments for the use of money but are to compensate the Banks for the consideration and approval of this Amendment.

4. Miscellaneous.
   --------------

         (a) All of the terms, conditions, provisions and covenants in the Notes, the Agreement, the Loan Documents, and all other documents delivered to the Banks and the Agent in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect except as modified by this Amendment.

         (b) The Borrowers agree to pay all of the Agent's expenses incurred in connection with the preparation of this Amendment and the transactions contemplated by this Amendment, including without limitation, the reasonable fees and expenses of the Agent's counsel.

         (c) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         (d) Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Banks and the Agent and their respective successors and assigns.

         (e) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

         (f) The execution and delivery of this waiver shall not be construed to establish a course of conduct or imply that any other, future or further waivers, consents or forbearance shall be considered, provided or agreed to.

         (g) The Borrowers represent and warrant that there exists no Event of Default or Potential Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                PNC BANK, NATIONAL ASSOCIATION,
                                individually and as Agent

                                -------------------------------
                                Frank M. Sajer
                                Assistant Vice President


                                NATIONAL CITY BANK OF PENNSYLVANIA

                                -------------------------------
                                W. Christopher Kohler
                                Assistant Vice President


                                SUMMIT BANK

                                -------------------------------
                                Mary R. Balciar
                                Vice President


                                FIRST UNION NATIONAL BANK

                                -------------------------------
                                Lynn Eagleson
                                Vice President


                                TB WOOD'S INCORPORATED, individually
                                and on behalf of all Borrowers as Borrower Agent


                                By:
                                   ----------------------------
                                Title:
                                      -------------------------

Accepted and Agreed:

TB WOOD'S CORPORATION, as Guarantor

By:
   ----------------------------
Title:
      -------------------------

            - and -

BERGES ELECTRONIC GmbH, as a Borrower
and a party to the Borrower Agency Agreement

By:
   ----------------------------
Title:
      -------------------------

            - and -

BERGES ELECTRONIC, S.r.l. , as a Borrower and a party to the Borrower Agency Agreement

By:
   ----------------------------
Title:
      -------------------------

            - and -

PLANT ENGINEERING CONSULTANTS, INC. ,
as a Borrower and a party to the Borrower Agency Agreement

By:
   ----------------------------
Title:
      -------------------------

            - and -

TB WOOD'S CANADA, LTD. , as a Borrower
and a party to the Borrower Agency Agreement

By:
   ----------------------------
Title:
      -------------------------

            - and -

TB WOOD'S MEXICO, S.A. de C.V.,
MEXICO CITY, MEXICO, as a Borrower
and a party to the Borrower Agency Agreement

By:
   ----------------------------
Title:
      -------------------------